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                                                                   EXHIBIT 10.21

                                    AMENDMENT
                                       OF
                            IMARX THERAPEUTICS, INC.
                              AMENDED AND RESTATED
                  RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

     This AMENDMENT is made and entered into as of August __, 2004 among ImaRx Therapeutics, Inc., a Delaware corporation (the "Company"), Evan C. Unger, M.D. (the "Founder") and each of the persons and entities listed as investors (the "Investors") on Exhibit A attached to that certain Amended and Restated Right of First Refusal and Co-Sale Agreement dated October 10, 2002 among the Company, the Founder and the Investors (the "Restated Co-Sale Agreement").

     WHEREAS, on March 30, 2004, the Company closed a private placement (the "Private Placement") involving the issue and sale of 2,500,000 shares of its Common Stock at a purchase price of $2.00 per share through First Montauk Securities Corp. (the "Placement Agent");

     WHEREAS, pursuant to the Placement Agent Agreement dated February 18, 2004 between the Company and Placement Agent (the "Placement Agent Agreement"), during the 12-month period immediately subsequent to the closing of the Private Placement, the Placement Agent has a right of first refusal with respect to the placement of sales of securities by the Company and any holder of more than 5% of the Company's capital stock (the "Placement Agent Right of First Refusal"); and

     WHEREAS, pursuant to that certain Consent and Waiver of Preferred Stockholders dated February 23, 2004 (the "Preferred Consent and Waiver"), executed by the holder of all of the Company's outstanding Series B Preferred Stock and Series C Preferred Stock (collectively, the "Series B/C Stock") and the holders of at least 75% of the Company's Common Stock issued or issuable upon conversion of the Company's Series A Preferred Stock and Series D Preferred Stock (collectively, the "Series A/D Stock"), acting on behalf of all holders of Series A/D Stock (collectively, the "Preferred Stockholders"), the Preferred Stockholders irrevocably consented to the Private Placement and an amendment to the Restated Co-Sale Agreement to document: (a) the Founder's agreement not to transfer any shares of the Company's capital stock in contravention of the Placement Agent Right of First Refusal and (b) the waiver by the Preferred Stockholders of any rights of first refusal or co-sale with respect to the Founder's transfer of up to 250,000 shares of Common Stock to family members or charities as long as the Founder retains voting control over such transferred shares, and the transferee agrees that such shares will continue to be subject to the restrictions set forth in the Co-Sale Agreement (collectively, the "Amendment");

     NOW, THEREFORE, in consideration of the above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. AMENDMENT. Effective as of February 23, 2004, the Co-Sale Agreement shall be amended to document the Amendment by adding new Sections 3.3 and 3.4, as follows:


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     "3.3 Notwithstanding the foregoing, the provisions of Section 2 shall not apply to any transfer of up to 250,000 shares of Founder Stock to family members or charities; provided that in the event of each such transfer, (a) Founder retains voting control over such transferred shares during the term of this Agreement and (b) the transferee shall furnish the Company with a written agreement to be bound by and comply with all provisions of this Agreement. Such transferred shares of Founder Stock shall remain "FOUNDER STOCK" hereunder, and such transferee shall be treated as "FOUNDER" for purposes of this Agreement.

     3.4 Founder hereby agrees that, during the 12-month period ending March 30, 2005, Founder shall not transfer any shares of Founder Stock in contravention of First Montauk Securities Corp.'s right of first refusal set forth in Section 14 of that certain Placement Agent Agreement dated February 18, 2004 between First Montauk Securities Corp. and the Company."

     2. REFERENCES TO THE CO-SALE AGREEMENT. From and after the execution of this Amendment, all references in the Co-Sale Agreement to "this Agreement," "hereof," "herein" and similar terms shall mean and refer to the Co-Sale Agreement as amended by this Amendment, and all references in other documents to the Co-Sale Agreement shall mean the Co-Sale Agreement as amended by this Amendment. This Amendment shall not be modified, supplemented or terminated in any manner whatsoever except in a writing signed by the Company, the Founder and Preferred Stockholders holding the requisite percentage of shares necessary to amend the Co-Sale Agreement under Section 6.3 of the Co-Sale Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the day and year first above written.

THE COMPANY:                            FOUNDER:

IMARX THERAPEUTICS, INC.


By:
    ---------------------------------   ----------------------------------------
    Evan Unger, President               Evan Unger, M.D.

PREFERRED STOCKHOLDERS:

Irrevocable written consent to this Amendment obtained in the Preferred Consent and Waiver referred to above.


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